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                                                                  Exhibit 10.5
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DATED                                                                     1995
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                               (1)  TEVECAP S.A.
                                  as Borrower

                                (2) ABRIL S.A.
                                   as Lender




                           REVOLVING CREDIT FACILITY



                                     Index




Clause No.
1.   Definitions
2.   Available Credit and Funding Options
3.   Drawdown
4.   Interest
5.   Repayment and Prepayment
6.   Representations and Warranties
7.   Conditions Precedent
8.   Events of Default
9.   Fees
10.  Miscellaneous
11.  Notices
12.  Applicable Law and Jurisdiction

THIS REVOLVING CREDIT AGREEMENT is celebrated this 6th day of December, 1995

BETWEEN:

(1) Tevecap S.A of Rua do Rocio, No. 313, 04552-904 Sao Paulo, SP, Brazil ("Borrower"); and

(2) Abril S.A. of Av. Otaviano Alves de Lima, No. 4400, 02909-900 Sao Paulo, SP, Brazil ("Lender")

RECITALS:

A.    The majority shareholder of Lender indirectly controls Borrower.

B. On December 6, 1995 the majority stockholder in Lender entered into a Stock Purchase Agreement relating to the issuance and sale of certain shares of Borrower to Hearst/ABC Video Services II;

C. A condition to the purchase of shares mentioned in "B" above was that Lender make available to Borrower a line of credit in accordance with the terms hereof.

NOW THEREFORE, THE UNDERSIGNED PARTIES HEREBY AGREE AS FOLLOWS:

1.    DEFINITIONS AND INTERPRETATION

1.1 Definitions: In this Agreement the following words and expressions have, except where the context otherwise requires, the respective meanings: -

      Available Credit: the maximum aggregate principal amount of $60,000,000 (Sixty million Dollars) to be advanced by Lender pursuant to this Agreement or so much thereof as is not outstanding from time to time;

      Business Day: a day on which banks are open for the transaction of business of the nature required by this Agreement in Sao Paulo;

      $ and Dollars: the lawful currency of the United States of America and, in relation to all payments in dollars to be made under this Agreement, same day funds;

      Drawdown Date: the date on which a drawing is made available to the Borrower;

      Drawings: shall bear the meaning ascribed to it in Clause 3.1.

      Event of Default: any event set out in Clause 8.1 or which may with passage of time or the giving of notice or a determination under the relevant clause be such an event;

      Final Availability Date: the date falling 36 months from the date hereof;

      Interest Payment Date: the last day of any Interest Period;

      Interest Period: in the case of Dollar borrowings, each successive three-month period, commencing on the date hereof and terminating on the Final Availability Date and in the case of Reais borrowings each successive one month period, commencing on the date hereof and terminating on the Final Availability Date;

      Interest Rate: (i) in the case of Lender lending funds directly to Borrower through Lender's own working capital, for each Interest Period that the Loan is outstanding the rate of interest certified by Lender to be the average rate at which loans for amounts in Dollars or Reais (as applicable) equivalent to the Outstanding Balance are offered to Lender during such Interest Period in question, which rate shall be adjusted to compensate Lender for any taxes (including, without limitation, any foreign exchange or similar tax that may be imposed on Lender in the raising of funds to finance the Loan) and/or reserve requirements that may be imposed on Lender when borrowing such funds (ii) in the case of a Pass-Through Loan, the same rate of interest charged to Lender by the provider of funds to Lender;

      Loan: the loan to be made by Lender to Borrower in accordance with the terms hereof;

      Outstanding Indebtedness: all moneys from time to time owing (whether actually or contingently) from Borrower to Lender;

      Pass-Through Loan: a loan Lender contracts from a third party whose proceeds are then passed by Lender to Borrower;

      Reais: the lawful currency of the Federative Republic of Brazil;

      Reais Equivalent: the amount in Brazilian currency equivalent to U.S. Dollars as determined by the application of the selling rate divulged by the Central Bank of Brazil under the SISBACEN Data System, Transaction PTAX-800, Option 5, Currency 220, or any successor to such rate divulged by the Central Bank of Brazil.

1.2 Month: A reference to a "month" shall mean a period beginning in one calendar month and ending on the numerically corresponding day in the next calendar month provided that (a) if such period started on the last Business Day in a calendar month, or if there is no such numerically corresponding day, such period shall end on the last Business Day in the next calendar month and (b) if such numerically corresponding day is not a Business Day, such period shall end on the next following Business Day in the same calendar month, or if there is no such Business Day, such period shall end on the Business Day next preceding such numerically corresponding Business Day.

1.3 Interpretation: Any documents referred to in this Agreement include the same as varied from time to time, together with all additions, supplements and replacements thereto including assignments and novations thereof. Headings are for ease of

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      reference only and do not form a part of this Agreement. Where the context so admits, the singular includes the plural and vice versa. References to persons include bodies corporate and unincorporate. References to clauses are to clauses of this Agreement unless otherwise specified.


2.    AVAILABLE CREDIT AND FUNDING OPTIONS

2.1 Available Credit: Lender, relying on the representations and warranties in Clause 6 and subject to the terms and provisions in this Agreement, agrees to make the Available Credit available to Borrower.

2.2 Maximum Amount: The maximum aggregate principal amount which at any time remains outstanding in respect of the Loan shall not exceed $60,000,000.

2.3 Availability: Lender shall be under no liability to advance the Loan or any part thereof after the Final Availability Date.

2.4 Funding Options Available to Lender: Lender may, in its sole discretion, fund the Loan (i) through working capital available to Lender or (ii) through a Pass-Through Loan.

2.5 Currency of the Loan: The Loan shall be disbursed in Reais but, in case of a Pass-Through Loan, will be repaid in Reais Equivalent to the Dollar amount of the Loan if Lender has funded in Dollars.

2.6 Lender's Efforts to obtain lowest Interest Rate: Lender shall use its reasonable commercial efforts to obtain the lowest possible interest rates for the Loan.


3.    DRAWDOWN

3.1 Drawdown: The Loan shall be made available to Borrower provided no Event of Default has occurred when (a) the conditions precedent referred to in Clause 7 have been satisfied and (b) Lender has received written notice from the Borrower at least thirty (30) days prior to each drawing (which once given shall be irrevocable).

      (a) Each drawing (a "Drawing") shall be for an amount not less than the Reais Equivalent of $100,000.

      (b) Borrower shall request all Drawings of the Loan in Dollars or Reais and Lender shall use reasonable commercial efforts to comply with Borrower's request, subject to availability of required funds to Lender. Drawings requested in Reais shall be disbursed in Reais and repaid in Reais. Drawings requested in Dollars shall, subject to the foregoing limitations, be contracted by Lender in Dollars and passed-through to Borrower in Reais, provided, however, that such Drawings shall be accounted for in Dollars.

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4.    INTEREST

4.1 Interest: Borrower shall pay interest on the Loan or relevant part thereof at the Interest Rate on each Interest Payment Date.

4.2 360-day year: Interest will accrue from day to day and will be calculated for the actual number of days which have elapsed on the basis of a 30-day month and 360- day year.

4.3 Default interest: If Borrower fails to pay any amount on the due date (whether of principal, interest or otherwise) under this Agreement, Borrower shall pay interest on any such sum from the due date up to and until the date of actual payment (as well after as before judgment) at the rate per annum determined by Lender to be the aggregate of (a) three per cent, and (b) and the Interest Rate. Interest shall be compounded at the end of each period for which an interest rate is determined.

5.    REPAYMENT AND PREPAYMENT

5.1 Repayment: The Outstanding Indebtedness will be repaid by Borrower to Lender in full on the Final Availability Date.

5.2 Prepayment: Borrower may on giving Lender not less than seven Business Days notice in writing repay without penalty the Outstanding Indebtedness (or any part thereof being an integral multiple of $100,000) together with all interest accrued thereon at the end of any Interest Period.

5.3 Redrawing: Any amount of the Loan prepaid shall be available for redrawing.

5.4 Currency: All payments to be made hereunder in respect of Pass-Through Loans contracted by Lender in Dollars shall be calculated in Dollars, but made in Reais at the Reais Equivalent on the date of payment, and other Drawings shall be calculated and repaid in Reais.


6.    REPRESENTATIONS AND WARRANTIES

6.1   Representations: Borrower represents and warrants to Lender the following.

      (a) Consents: Borrower has obtained all necessary corporate authority and third party consents for the execution, delivery and performance of its obligations hereunder.

      (b) Legal validity: This Agreement constitutes legal, valid and binding obligations of Borrower enforceable in accordance with its terms except to the extent that such enforceability may be limited by bankruptcy, insolvency or similar laws respecting creditors' rights generally or by the availability of

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

            specific performance or other equitable remedies being at the discretion of the court and the execution, delivery and performance thereof do not contravene any applicable law or regulation or generally accepted interpretation thereof existing at the date hereof or any contractual constitutional or other restriction binding on it.

      (c) Pari passu: The obligations of Borrower hereunder rank at least equally and rateably (pari passu) in point of priority and security with all other unsecured obligations of Borrower;

      (d) No default: No Event of Default or default exists and no event has occurred which with notice or lapse of time or both will constitute a default under any other agreement, undertaking or instrument to which Borrower is a party or by which it may be bound or to which any of its assets may be subject and which is reasonably likely to affect its ability to perform its obligations under this Agreement.

6.2 Repeated: The representations and warranties set out in Clause 6.1 are made as at the date of this Agreement and shall be deemed repeated on each Drawdown Date and at the commencement of each Interest Period (updated mutatis mutandis to each such date).

7.    CONDITIONS PRECEDENT

7.1 Conditions precedent: Lender shall not be obliged to advance any drawing unless and until Lender has received in such form and content and upon terms and conditions reasonably acceptable to it:-

      (a) representations and warranties: evidence that each of the representations and warranties of Borrower will be true at the time of drawdown;

      (b) corporate documentation: evidence that the Shareholder Group(s) (as that term is defined in the Stockholders Agreement dated as of December 5, 1995 among Tevecap S.A., Mr. Robert Civita, Aprilcap Comercio e Participacoes Ltda., Harpia Holdings Limited, Curupira Holdings Limited, Falcon International Communications Ltd., Hearst/ABC Video Services II and TVA Participacoes Ltda.), which own at least 8% of the issued and outstanding voting Shares of the Borrower, acting unanimously, have resolved that the Borrower draw funds hereunder;

      (c) consents: copies of all governmental and other consents, licenses, approvals and authorizations for the making, performance, validity and enforceability of this Agreement.

7.2 Waiver: If Lender permits drawdown of the Available Credit notwithstanding that certain of the conditions specified in Clause 7.1 have not been fulfilled, Borrower

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

      shall fulfill such conditions as soon as possible and in any event within ten Business Days of the Drawdown Date.

8.    EVENTS OF DEFAULT

8.1 The occurrence of any of the following events (save with the prior written consent of Lender) shall constitute an Event of Default, whatever the reason for such occurrence:

      (a) non-payment: Lender does not receive any payment under this Agreement on its respective due date;

      (b) other breach: Borrower is in breach of any of the other covenants, conditions, terms or obligations contained herein and (in the case of a breach which in the sole reasonable determination of Lender, is capable of remedy) such breach is not remedied within thirty days of written notification from Lender;

      (c) misrepresentation: any representation or warranty made by Borrower to Lender in this Agreement or in connection herewith or any certificate, statement or document delivered hereunder proves to be incorrect, inaccurate or misleading in any material respect when made or deemed to be repeated;

      (d) liquidation: a bona fide petition is filed, an order made or an effective resolution passed for the compulsory or voluntary winding-up of Borrower (otherwise than for the purpose of amalgamation or reconstruction in respect of which the prior written approval of Lender has first been obtained), or Borrower becomes insolvent or is deemed unable to pay its debts within the meaning of applicable insolvency law or Borrower becomes unable to pay its debts as they fall due or Borrower stops or threatens to stop making payments generally or declares or threatens to declare a moratorium or suspension of payments with respect to all or any part of its debts or enters into any composition, scheme, compromise or other arrangement with its creditors generally (or any class of them), or any meeting of Borrower is convened or any other preparatory or other steps are taken for the purpose of considering an application for an administration order ("concordata") in relation to Borrower or such an administration order is made by a court, or Borrower does or threatens to suspend payment, or ceases to carry on its business or makes any special arrangement or composition with its creditors, or Borrower becomes insolvent or is deemed unable to pay its debts as they fall due, or any preparatory or other steps are taken to appoint a receiver or similar official of Borrower or any of its assets, or anything analogous to or having a substantially similar effect to any of the events specified above happens under the laws of any applicable jurisdiction;

      (e) consents: any government or other license, authorization, consent or approval at any time necessary to enable Borrower to comply with its obligations under

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

            this Agreement is revoked, withheld, materially modified or otherwise fails to remain in full force and effect;

      (f) seizure: all or a material part of the undertakings, assets, rights or revenues of, or shares or other ownership interests in, Borrower are seized, nationalized, expropriated or compulsorily acquired by or under the authority of any government;

      (g) unlawfulness: it becomes unlawful at any time (to an extent considered material by Lender) for Borrower to perform all or any of the covenants or its obligations under this Agreement, or for Lender to exercise the rights or any of them vested in it under this Agreement;

      (h) repudiation: Borrower repudiates this Agreement, or does or causes or permits to be done any act evidencing an intention to repudiate this Agreement;

      (i) enforceability: any act or matter is done or omitted to be done by Borrower which, in the reasonable opinion of Lender, materially affects the validity or enforceability of this Agreement or any event occurs which renders it unlawful or impossible for Borrower to perform its obligations or for Lender to exercise any of its rights and remedies hereunder; provided, however, that no act or omission of the Borrower undertaken by or with the approval of the Lender shall constitute an Event of Default under this Section 8.1(i).

8.2 Lender's rights: Upon the occurrence of an Event of Default Lender shall be entitled (but not obliged) to notify Borrower that the Outstanding Indebtedness is immediately due and payable whereupon Lender shall have no further obligation to advance or maintain the Loan, and the Outstanding Indebtedness shall become immediately repayable to Lender.

9.    FEES

9.1 Fees: Borrower shall pay to Lender on demand any fees directly and reasonably incurred by Lender in connection with funding Lender's obligations hereunder.

10.   MISCELLANEOUS

10.1 Payments: All payments by Borrower to Lender shall be made on the due date no later than 14:00 hours Sao Paulo time, in accordance with the terms of Clause 5.4 in immediately available cleared funds to such account or bank as may from time to time be designated by Lender. If any payment falls due on a non-Business Day payment shall be made on the next succeeding Business Day unless the next succeeding Business Day falls in the next calendar month in which event payment shall be made on the preceding Business Day.


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10.2  Taxes: All payments to be made by Borrower shall be made without set-off or counterclaim, free and clear of and without deduction for or on account of any present or future taxes, mortgages, levies, imposts, duties or withholding. If Borrower is required to make any deduction or withholding from any amount payable by Borrower to Lender the sum payable by Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Lender receives and retains (free from any liability in respect of such deduction or withholding) a net amount equal to the amount which it would have received and so retained had no such deduction or withholding been made.

10.3 Waiver: Time shall be of the essence in respect of all obligations of Borrower under this Agreement. No delay or omission by Lender to exercise any right or power vested in it hereunder or by law shall impair such right or power or be construed as a waiver of or as acquiescence in any default by Borrower and, if Lender on any occasion agrees to waive any such right or power, such waiver shall not in any way prejudice or affect the powers conferred upon Lender hereunder or the right of Lender thereafter to act strictly in accordance with the terms of this Agreement. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law. Any waiver by Lender of any provision of this Agreement, or any consent or approval given by Lender hereunder, shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

10.4 Further assurance: Borrower will from time to time, upon reasonable demand from Lender and at the expense of Borrower sign, perfect, do, execute and register all and every such further assurances, documents acts as in the opinion of Lender may be necessary or desirable in connection with this Agreement.

10.5 Assignment: This Agreement shall be binding upon, and enure to the benefit of, Borrower and Lender and their respective successors and permitted assigns. Lender may, in its reasonable discretion, assign or transfer any of its rights (but not its obligation) hereunder to any party upon providing written notice thereof to Borrower. Borrower may not assign or transfer any of its rights or obligations hereunder.

10.6 Illegal provisions: If any provision of this Agreement is or becomes prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate the remaining provisions thereof or affect the validity or enforceability of such provisions in any other jurisdiction. Where however the provisions of any such applicable law may be waived they are hereby waived by the parties hereto to the full extent permitted by law with the object that this Agreement shall be deemed to contain a valid and binding agreement between the parties hereto enforceable in accordance with its terms. Where the provisions may not be waived or may only be waived in part the parties agree to substitute legal and enforceable terms so as to implement the intentions of the parties to the extent that this is legally possible.

10.7 Total agreement: This Agreement sets out the total agreement between the parties in connection with the subject matter of this Agreement, and it consequently supersedes

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      all other agreements (if any) between the parties in connection with the said subject matter. Consequently neither Borrower nor Lender shall be entitled to rely on any change in any provision unless the same is in writing and has been approved by a duly authorized officer of and Lender and the Board of Borrower.

10.8 Loan account: Lender will open and maintain on its books in accordance with its customary procedures a loan account or accounts in the name of Borrower showing the advances, the computation and payment of interest and the payment of all other sums due hereunder. Borrower's obligations to repay the Loan and to pay interest thereon and to pay all other sums due hereunder shall be evidenced by the entries from time to time made in the accounts opened and maintained under this Clause which entries will be conclusive and binding on Borrower.

10.9 Calculations: All calculations of the Outstanding Balance made hereunder shall be made by the Lender and shall be deemed conclusive and correct, absent manifest error.

10.10 Use of Funds: The proceeds of the Loan shall be used by the Borrower for purposes of funding customary business operations of the Borrower and/or capital expenditures of the Borrower as contemplated by Business Plans approved by the appropriate corporate bodies of the Borrower in accordance with its corporate governance documents.

11.   NOTICES

11.1 Notices: All notices, demands or other communications to be given or made hereunder shall be in writing and may be given or made by telefax or letter and addressed

      (a)   in the case of Lender, at

            Av. Ontaviano Alves de Lima, No. 4400
            02909-900 Sao Paulo, SP
            Brazil
            Fax:  (+55-11) 877-1840

      (b)   in the case of Borrower, at

            Rua do Rocio, No. 313
            04552-904 Sao Paulo, SP
            Brazil

            Fax:  (+55-11) 821-8770

11.2 Change of Address: If either Lender or Borrower wishes to change its address for communication, it shall give the other not less than ten Business Days notice in writing of the change desired.

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11.3  Receipt: Every notice or demand shall be deemed to have been received in the case of a telefax upon telephone or written confirmation of receipt and, in the case of a letter, upon actual receipt by the addressee.

12.   APPLICABLE LAW AND JURISDICTION

12.1 Law and Jurisdiction: This Agreement shall be governed by and construed in accordance with the laws of Brazil. In relation to any dispute arising out of or in connection with this Agreement, and for the exclusive benefit of Lender, Borrower hereby irrevocably and unconditionally submits to the jurisdiction of the Courts of the City of Sao Paulo and waives any objection to proceedings with respect to this Agreement in such Courts on the grounds of venue or inconvenient forum.


                                    /s/ JOSE AUGUSTO P. MOREIRA
                                    /s/ CLAUDIO CESAR D'EMILIO
                                    -----------------------------------------
                                    TEVECAP S.A.



                                    /s/ ROBERT CIVITA
                                    /s/ JOSE AUGUSTO P. MOREIRA
                                    -----------------------------------------
                                    ABRIL S.A.


Witnesses:

1.    /s/ PRISCILA CASSOLI SARTORI
      -------------------------------------
      PRISCILA CASSOLI SARTORI

2.    /s/ JULIANA BONAZZA TEIXEIRA
      -------------------------------------
      JULIANA BONAZZA TEIXEIRA

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